Execution Version

AMENDMENT NO. 6 TO CREDIT AGREEMENT
This Amendment No. 6 to Credit Agreement, dated as of November 21, 2019 (this “Amendment”), by and among each of the lenders party hereto, Greatbatch Ltd., a New York corporation (the “Borrower”), Integer Holdings Corporation (f/k/a Greatbatch, Inc.), a Delaware corporation (“Parent”), Manufacturers and Traders Trust Company, as the administrative agent under the Credit Agreement referred to below (in such capacity, the “Administrative Agent”) and Credit Suisse Loan Funding LLC (in such capacity, the “Arranger”). Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Credit Agreement after giving effect to this Amendment.

WHEREAS, reference is hereby made to that certain Credit Agreement, dated as of October 27, 2015 (as modified pursuant to that certain Consent of Lenders, dated as of February 9, 2016 and that certain Memorandum of Correction, dated as of April 19, 2016, as amended by that certain Amendment No. 1 to Credit Agreement, dated as of November 29, 2016, as further amended by that certain Second Amendment to Credit Agreement dated as of March 17, 2017, as further amended by that certain Third Amendment to Credit Agreement dated as of November 7, 2017, as further amended by that certain Amendment No. 4 to Credit Agreement, dated as of June 8, 2018, as further amended by that certain Amendment No. 5 to Credit Agreement, dated as of November 21, 2019, and as further amended, restated, supplemented or otherwise modified and as in effect immediately prior to the Sixth Amendment Effective Date (as defined below), the “Credit Agreement”), among, inter alios, the Borrower, Parent, the Administrative Agent and each Lender from time to time party thereto (capitalized terms used but not defined herein having the meaning provided in the Credit Agreement);

WHEREAS, the Borrower and Parent have requested that certain amendments and modifications to the Credit Agreement be effected, including to permit the refinancing of all outstanding Term B Loans as contemplated by Section 2.19.1 of the Credit Agreement as described herein;

WHEREAS, subject to certain conditions, such amendments and modifications shall include the addition of a new term loan facility (the “New Term B Facility”; the loans thereunder, the “New Term B Loans”) the proceeds of which New Term B Loans shall be used to replace the outstanding Term B Loans;
WHEREAS, the New Term B Loans will have the same terms as the Term B Loans currently outstanding under the Credit Agreement except as otherwise set forth herein;
WHEREAS, each existing Term B Lender (each, an “Existing Term B Lender” and the existing Term B Loans held by it, its “Existing Term B Loans”) that executes and delivers a signature page to the “Lender New Commitment” posted to Existing Term B Lenders concurrently with this Amendment (the “Lender New Commitment”), and in connection therewith agrees to continue all or a portion (as determined by the Arranger and notified to such Lender) of its outstanding Existing Term B Loans as New Term B Loans (such continued Term B Loans, the “Continued Term B Loans” and such Term B Lenders, collectively, the “Continuing Term B Lenders”) will thereby (i) agree to the terms of and to become a party to this Amendment and (ii) agree to continue all or such portion (as determined by the Arranger and notified to such Lender) of its Existing Term B Loans outstanding on the Sixth Amendment Effective Date as New Term B Loans in a principal amount equal to the aggregate outstanding principal amount of such Existing Term B Loans so continued;
WHEREAS, each Person (other than a Continuing Term B Lender in its capacity as such and in the amount of its Continued Term B Loans) that agrees to make New Term B Loans (collectively, the “Additional Term B Lenders”) by executing and delivering a signature page to this Agreement will make

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New Term B Loans to the Borrower on the Sixth Amendment Effective Date in such amount (not in excess of its commitment) as determined by the Arranger and notified to such Additional Term B Lender;
WHEREAS, the Continuing Term B Lenders and the Additional Term B Lenders (collectively, the “New Term B Lenders”) are severally willing to continue all or a portion (as determined by the Arranger and notified to such Lender) of their Existing Term B Loans as New Term B Loans and/or to make New Term B Loans, as the case may be, subject to the terms and conditions set forth in this Amendment;
WHEREAS, notwithstanding the foregoing, any Existing Term B Lender that does not become a Continuing Term B Lender as contemplated hereby shall not otherwise be permitted to become an Additional Term B Lender or a Continuing Term B Lender, unless approved by the Administrative Agent;
WHEREAS, the Borrower wishes to make certain other modifications to the Credit Agreement with respect to the Term A Loans and RC Facility, requiring the consent of the Majority Lenders, and which modifications have been agreed to by the Lenders party to the Fifth Amendment, and the Lenders party to the Fifth Amendment together with the New Term Loan B Lenders constitute the Majority Lenders; and
WHEREAS, the New Term B Lenders and the Administrative Agent are willing to agree to this Amendment on the terms set forth herein.
NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

SECTION I.	NEW TERM LOANS
A.    Subject to the terms and conditions set forth herein, (i) each Continuing Term B Lender agrees to continue all or a portion (as determined by the Arranger and notified to such Lender) of its Existing Term B Loans as a New Term B Loan on the date requested by the Borrower to be the Sixth Amendment Effective Date in a principal amount equal to such Existing Term B Loans and (ii) each Additional Term B Lender agrees to make New Term B Loans on such date to the Borrower in a principal amount equal to such Additional Term B Lender’s New Term B Loan Commitment (as defined below).  For purposes hereof, a Person may become a party to the Credit Agreement as amended hereby and become a New Term B Lender as of the Sixth Amendment Effective Date by executing this Amendment or the Lender New Commitment, as applicable, and delivering to the Administrative Agent, on or prior to the Sixth Amendment Effective Date, a counterpart signature page to this Amendment or the Lender New Commitment, as applicable, in its capacity as a New Term B Lender.  The Borrower shall give notice to the Administrative Agent of the proposed Sixth Amendment Effective Date not later than one Business Day prior thereto, and the Administrative Agent shall notify each New Term B Lender thereof.  For the avoidance of doubt, the Existing Term B Loans of a Continuing Term B Lender must be continued in whole and may not be continued in part unless approved or otherwise determined by the Administrative Agent.
B.    Each Additional Term B Lender will make its New Term B Loan on the Sixth Amendment Effective Date by making available to the Administrative Agent, in accordance with the Credit Agreement, an amount equal to its New Term B Loan Commitment.  The “New Term B Loan Commitment” of any Additional Term B Lender will be such amount (not exceeding any commitment offered by such Additional Term B Lender) allocated to it by the Arranger and notified to it and the Administrative Agent on or prior to the Sixth Amendment Effective Date.  The commitments of the Additional Term B Lenders and the continuation undertakings of the Continuing Term B Lenders are several and no such Lender will be responsible for any other such Lender’s failure to make or acquire by continuation its New Term B Loan.  The New Term B Loans may from time to time be Base Rate Loans or LIBOR Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with the Credit Agreement. Each New Term B Lender, as to itself, hereby agrees to waive any indemnity claim for breakage costs under Section 2.8.5 of the Credit Agreement in connection with the prepayment or replacement of Existing Term B Loans contemplated hereby.
C.    The obligation of each New Term B Lender to make or acquire by continuation New Term B Loans on the Sixth Amendment Effective Date is subject to the satisfaction of the conditions set forth in Section III of this Amendment.
D.    On and after the Sixth Amendment Effective Date, each reference in the Loan Documents to “Term B Loans” shall be deemed a reference to the New Term B Loans contemplated hereby, except as the context may otherwise require, each reference to “Term B Lenders” shall be deemed a reference to the New Term B Lenders.  Notwithstanding the foregoing, the provisions of the Credit Agreement with respect to indemnification, reimbursement of costs and expenses, increased costs and break funding payments shall continue in full force and effect with respect to, and for the benefit of, each Existing Term B Lender in respect of such Lender’s Existing Term B Loans.
E.    The principal of the New Term B Loans shall be due and payable in quarterly installments, each equal to one-quarter of one percent (0.250%) on each Quarterly Payment Date commencing on December 31, 2019 and continuing through (and including) the last Quarterly Payment Date prior to the Term B Loan Maturity Date, in each case, calculated as a percentage of the original principal amount of New Term B Loans on the Sixth Amendment Effective Date subject to adjustment pursuant to the terms of the Credit Agreement as amended by this Amendment); provided that each New Term B Lender hereby acknowledges and agrees that the Borrower has prepaid, prior to the date hereof, all amounts due pursuant to this paragraph. All amounts of principal, interest and fees relating to Refinancing Loans not due and payable before the Term B Loan Maturity Date are due and payable on the Term B Loan Maturity Date.
F.    The final maturity date of the New Term B Loans shall be the Term B Loan Maturity Date.
G.    The continuation of Continued Term B Loans may be implemented pursuant to other procedures specified by the Administrative Agent and the Arranger (in consultation with the Borrower), including by repayment of Continued Term B Loans of a Continuing Term B Lender on the Sixth Amendment Effective Date from the proceeds of New Term B Loans followed by a subsequent assignment to it of New Term B Loans in the same amount and each Continuing Term B Lender hereby agrees to execute such other documentation as may be required to evidence such Continuing Term B Lender’s New Term B Loan Commitment.

SECTION II.	AMENDMENTS TO CREDIT AGREEMENT

2.1	Amendments to Section 1: Definitions.
A.    Section 1.1 of the Credit Agreement is hereby amended by adding the following definitions in proper alphabetical sequence:
“Additional Term B Lender” shall have the meaning set forth in the Sixth Amendment.
“Continuing Term B Lenders” shall have the meaning set forth in the Sixth Amendment.

“Sixth Amendment” shall mean that certain Amendment No. 6 to Credit Agreement dated as of November 21, 2019 among the Borrower, Parent, the other Loan Parties party thereto, the Administrative Agent, and the Lenders party thereto.
“Sixth Amendment Effective Date” shall mean November 21, 2019, the date on which the conditions precedent set forth in Section III of the Sixth Amendment were satisfied or waived in accordance therewith.
“Non-Continuing Term B Lender” shall mean any Existing Term B Lender (as defined in the Sixth Amendment) which is not a Continuing Term B Lender.
B.    The definition of “Term B Lender” in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:
““Term B Lender”: each Lender that is a party to the Sixth Amendment in respect of a Term B Loan Commitment and each successor and assign thereof. Each Additional Term B Lender shall be a Term B Lender to the extent any such Person has executed the Sixth Amendment and to the extent such Sixth Amendment shall have become effective in accordance with the terms hereof and thereof, and each Continuing Term B Lender shall continue to be a Term B Lender. The Term B Lenders as of the Sixth Amendment Effective Date shall be as set forth in the Register at the time the Register is updated and/or modified to reflect and give effect to the Sixth Amendment and the transactions contemplated thereby.”

2.2	Amendments to Section 2.1.4: Commitment to make Term B Loans.
Section 2.1.4 of the Credit Agreement is hereby amended and restated in its entirety as follows:
“Upon the terms and subject to the conditions of this Agreement and the Sixth Amendment, each Term B Lender agrees to make advances, including, as applicable, its obligation under the Second Amendment to continue its outstanding “Existing Term B Loans” as “Continued Term B Loans” as such terms are defined in the Second Amendment (such advances, together with any Incremental Term B Loans, the “Term B Loans”) to the Borrower on the Sixth Amendment Effective Date in an aggregate outstanding principal amount not to exceed Five Hundred Sixty Three Million, Two Hundred Eighty Five Thousand, Nine Hundred Thirty Seven Dollars and Fifty cents ($563,285,937.50) (as the same may be increased or reduced, pursuant to the terms of this Agreement, the “Term B Loan Commitment”); provided, however, that the amount and percentage of the Term B Loan Commitment that any Lender is obligated to lend shall not exceed the amount or percentage set forth on Schedule 2.1.4 for such Term B Lender (as supplemented and amended by giving effect to the assignments contemplated by this Agreement and any other adjustments contemplated by this Agreement). The Term B Loan Commitment of any Term B Lender is sometimes referred to herein as such Term B Lender’s Term B Loan Commitment. The Borrower shall not be permitted to reborrow any amount of the Term B Loans once repaid”.

2.3	Amendments to Section 2.1.7: Scheduled Repayment of Term B Loans.
Section 2.1.7 of the Credit Agreement is hereby amended and restated in its entirety as follows”

“The principal of the Term B Loans shall be due and payable in quarterly installments, each equal to one-quarter of one percent (0.250%) on each Quarterly Payment commencing on December 31, 2019 continuing through (and including) the last Quarterly Payment Date prior to the Term B Loan Maturity Date thereafter, in each case, calculated as a percentage of the original principal amount subject to adjustment pursuant to the terms of this Agreement); provided that each Term B Lender hereby acknowledges and agrees that the Borrower has prepaid, prior to the Sixth Amendment Effective Date, all amounts due pursuant to this paragraph. All amounts of principal, interest and fees relating to Refinancing Loans not due and payable before the Term B Loan Maturity Date are due and payable on the Term B Loan Maturity Date.”

2.4	Amendments to Section 2.7.3: Repricing Event
Section 2.7.3 of the Credit Agreement is hereby amended and restated in its entirety as follows:
“If any Repricing Event occurs on or prior to the date that is six months after the Sixth Amendment Effective Date, the Borrower agrees to pay to the Administrative Agent, for the ratable account of each Term B Lender holding Term B Loans that are subject to such Repricing Event (including any Term B Lender that is replaced pursuant to Section 2.14.2 (Replacement of Lenders) as a result of its refusal to consent to an amendment giving rise to such Repricing Event), a fee in an amount equal to one percent (1.00%) of the aggregate principal amount of the Term B Loans subject to such Repricing Event. Such fees shall be earned, due and payable upon the date of occurrence of the respective Repricing Event.”

2.5	Amendments to Section 2.8.2: Applicable Margin.
A.    Section 2.8.2(a)(i) of the Credit Agreement is hereby amended and restated in its entirety as follows:
(i)    For Term B Loans prior to the Sixth Amendment Effective Date, two percent (2.00%) and on and after the Sixth Amendment Effective Date, one and one-half percent (1.50%).
B.    Section 2.8.2(b)(i) of the Credit Agreement is hereby amended and restated in its entirety as follows:
(i)    For Term B Loans prior to the Sixth Amendment Effective Date, three percent (3.00%) and on and after the Sixth Amendment Effective Date, two and one-half percent (2.50%).

2.6	Amendments to Schedule 2.1.4.
Schedule 2.1.4 of the Credit Agreement is hereby amended and restated in its entirety as set forth in Schedule 2.6 to this Amendment.

2.7	LIBOR Replacement.
A.    Section 1.1 (Defined Terms) of the Credit Agreement shall be amended to add the following definitions in their correct alphabetical order:

Benchmark Replacement: the sum of: (a) the alternate benchmark rate (which may include Term SOFR) that has been selected by the Administrative Agent and the Borrower giving due consideration to (i) any selection or recommendation of a replacement rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a rate of interest as a replacement to LIBOR for Dollar-denominated syndicated credit facilities, and (b) the Benchmark Replacement Adjustment; provided, that, if the Benchmark Replacement as so determined would be less than zero, the Benchmark Replacement will be deemed to be zero for the purposes of this Agreement.
Benchmark Replacement Adjustment: with respect to any replacement of LIBOR with an Unadjusted Benchmark Replacement for each applicable Interest Period, the spread adjustment or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero), that has been selected by the Administrative Agent and the Borrower, giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of LIBOR with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of LIBOR with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities at such time.
Benchmark Replacement Conforming Changes: with respect to any Benchmark Replacement, any technical, administrative or operational changes (including, without limitation, changes to the definition of “Base Rate,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest and other administrative matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of the Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement).
Benchmark Replacement Date: the earlier to occur of the following events with respect to LIBOR:
(1)     in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein, and (b) the date on which the administrator of LIBOR permanently or indefinitely ceases to provide LIBOR; or

(2)     in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.
Benchmark Transition Event: the occurrence of one or more of the following events with respect to LIBOR:
(1)     a public statement or publication of information by or on behalf of the administrator of LIBOR announcing that such administrator has ceased or will cease to provide LIBOR, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide LIBOR;
(2)     a public statement or publication of information by the regulatory supervisor for the administrator of LIBOR, the U.S. Federal Reserve System, an insolvency official with jurisdiction over the administrator for LIBOR, a resolution authority with jurisdiction over the administrator for LIBOR or a court or an entity with similar insolvency or resolution authority over the administrator for LIBOR, which states that the administrator of LIBOR has ceased or will cease to provide LIBOR permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide LIBOR; or
(3)     a public statement or publication of information by the regulatory supervisor for the administrator of LIBOR announcing that LIBOR is no longer representative.
Benchmark Transition Start Date: (a) in the case of a Benchmark Transition Event, the earlier of (i) the applicable Benchmark Replacement Date and (ii) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 180th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 180 days after such statement or publication, the date of such statement or publication) and (b) in the case of an Early Opt-in Election, the date specified by the Administrative Agent, by notice to the Borrower and the Lenders.
Benchmark Unavailability Period: if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to LIBOR and solely to the extent that LIBOR has not been replaced with a Benchmark Replacement, the period (x) beginning at the time that such Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced LIBOR for all purposes hereunder in accordance with Section 2.9.7 (Effect of Benchmark Transition Event) and (y) ending at the time that a Benchmark Replacement has replaced LIBOR for all purposes hereunder pursuant to Section 2.9.7 (Effect of Benchmark Transition Event).
Early Opt-in Election: the occurrence of:

(1)    (i) a determination by the Administrative Agent, or (ii) a notification by the Majority Lenders to the Administrative Agent (with a copy to the Borrower) that the Majority Lenders have determined, that other similarly-situated Dollar-denominated syndicated credit facilities being executed at such time, or that include language similar to that contained in Section 2.9.7 (Effect of Benchmark Transition Event), are being executed or amended, as applicable, to incorporate or adopt a new benchmark interest rate to replace LIBOR, and
(2)     the election by the Administrative Agent and the Majority Lenders to declare that an Early Opt-in Election has occurred and the provision, as applicable, by the Administrative Agent of written notice of such election to the Borrower and the Lenders.
Federal Reserve Bank of New York’s Website: the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source.
Relevant Governmental Body: the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.
SOFR: with respect to any day means the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark, (or a successor administrator) on the Federal Reserve Bank of New York’s Website.
Term SOFR: the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.
Unadjusted Benchmark Replacement: the Benchmark Replacement excluding the Benchmark Replacement Adjustment.
B.    A new Section 1.3 of the Credit Agreement is hereby added after Section 1.2 of the Credit Agreement, which shall read as follows:
1.3        DISCLOSURE REGARDING THE AVAILABILITY OF LIBOR. The Borrower acknowledges and understands that (i) (USD) LIBOR is established, issued and regulated by third parties, and that its continuing existence and ongoing viability as a source and basis for establishing contractual interest rates is entirely outside the control of the Administrative Agent (ii) regulatory agencies in the United States and worldwide have advised that LIBOR may be discontinued after 2021, or possibly sooner, (iii) in order to address the possibility of LIBOR discontinuance, the terms of any proposed loan(s) referenced herein may include provisions (modeled after recommendations issued by the Federal Reserve’s Alternative Reference Rates Committee, or otherwise) that contemplate the replacement of LIBOR as a basis for establishing the applicable interest rate for such loans, and (iv) should the actual discontinuance of LIBOR occur, any replacement index may be materially different than LIBOR, and necessitate substantive changes (arising from such differences) to the manner in which the applicable interest rate for the proposed loan(s) is calculated and applied.  Notwithstanding the above, the Borrower has knowingly and voluntarily requested and/or accepted a LIBOR pricing proposal from the Administrative Agent, accepting any inherent risks associated with the utilization and any subsequent discontinuance of LIBOR, and hereby waives any claims or defenses against the Administrative Agent in connection therewith.
C.    A new Section 2.9.7 of the Credit Agreement is hereby added after Section 2.9.6 of the Credit Agreement, which shall read as follows:
2.9.7        Effect of Benchmark Transition Event.
(a) Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, the Administrative Agent and the Borrower may amend this Agreement to replace LIBOR with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. on the fifth (5th) Business Day after the Administrative Agent has posted (or otherwise made available) such proposed amendment to all Lenders and the Borrower so long as the Administrative Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Majority Lenders. Any such amendment with respect to an Early Opt-in Election will become effective on the date that Lenders comprising the Majority Lenders have delivered to the Administrative Agent written notice that such Majority Lenders accept such amendment. No replacement of LIBOR with a Benchmark Replacement pursuant to this Section 2.9.7 will occur prior to the applicable Benchmark Transition Start Date. Borrower shall pay all out-of-pocket costs (including reasonable attorney fees) incurred by the Administrative Agent in connection with any amendment and related actions contemplated in this Section 2.9.7.
(b) Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement. Administrative Agent shall not be liable to any party hereto for any Benchmark Replacement Conforming Changes it makes in good faith.
(c) Notices; Standards for Decisions and Determinations. The Administrative Agent will endeavor to promptly notify the Borrower and the Lenders of (i) any occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date and Benchmark Transition Start Date, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes and (iv) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or Lenders pursuant to this Section 2.9.7, including, without limitation, any determination with respect to a tenor, rate or adjustment, or of the occurrence or non-occurrence of an event, circumstance or date, and any decision to take or refrain from taking any action, will be conclusive and binding on all parties hereto absent manifest error, and may be made in its or their sole discretion and without consent from any other party hereto (except, in each case, as expressly required pursuant to this Section 2.9.7) and shall not be a basis of any claim of liability of any kind or nature by any party hereto, all such claims being hereby waived individually by each party hereto.
(d) Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke (as applicable) any request for a Borrowing of, conversion to, or continuation of LIBOR Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request (as applicable) into a request for a Borrowing of or conversion to a loan that shall accrue interest at the Base Rate plus the Applicable Margin. During any Benchmark Unavailability Period, the component of Base Rate based upon LIBOR will not be used in any determination of the Base Rate.

2.8	Change in Fiscal Year End.
A.    Section 5.15 (Fiscal Year) of the Credit Agreement shall be amended and restated in its entirety as follows:
5.15    FISCAL YEAR. The fiscal year of Parent and its Subsidiaries ends on December 31, and the first, second and third fiscal quarters within each such fiscal year end on the Friday closest to the end of March, June and September, respectively.
B.    Section 8.16 (Maintenance of Records; Fiscal Year) of the Credit Agreement shall be amended and restated in its entirety as follows:
8.16    MAINTENANCE OF RECORDS; FISCAL YEAR. Parent shall, and shall cause each of its Subsidiaries to, keep at all times books of record and account in which full, true and correct (in each case in all material respects) entries shall be made of all dealings or transactions in relation to its business and affairs. Parent shall, and shall cause each of its Subsidiaries to, keep its books of account and financial statements in accordance with GAAP and to report on the basis of a fiscal year ending on December 31 (with the first, second and third fiscal quarters within each such fiscal year ending on the Friday closest to the end of March, June and September, respectively).

2.9	Earn-Outs.
A.    Section 1.1 (Defined Terms) of the Credit Agreement shall be amended to add the following definition in its correct alphabetical order
Earn-Out Obligations: all obligations of any Loan Party consisting of earn-outs related to the performance of an entity, or a division or line of business, acquired in connection with a Permitted Acquisition; provided, that such obligations shall be calculated in accordance with GAAP.

B.    Section 8.1.1 (In General) of the Credit Agreement shall be amended by deleting the word “and” at the end of clause (q) thereof, replacing the period with “; and” at the end of clause (r) thereof and adding the following new clause (s):
(s)    so long as no Default or Event of Default shall have occurred and be continuing immediately before and after giving effect to the incurrence thereof, Earn-Out Obligations in an aggregate amount not to exceed at any time outstanding $50,000,000.

2.10	Customer Vendor Financing Programs.
A.    Section 1.1 (Defined Terms) of the Credit Agreement shall be amended to add the following definitions in their correct alphabetical order:
Permitted Vendor Financing Disposition: a transaction between the Borrower and/or one or more of its Subsidiaries, on the one hand, and an unaffiliated third party (“Receivables Counterparty”) on the other hand with respect to certain receivables due from a customer (and/or Affiliates of such customer) (with respect to each such customer and/or its Affiliates, the “Applicable Customer Receivables”) whereby (1) the Borrower and/or its Subsidiaries sells the Applicable Customer Receivables to the Receivables Counterparty in exchange for cash, (2) the cash received on the sale is unencumbered or, as required by the Loan Documents, subject to a Lien in favor of the Administrative Agent, (3) other than with respect to customary representations as to ownership and validity of the receivables and the nature of the sale as a “true sale” (but specifically excluding representations as to the creditworthiness of the customer or the collectability of the subject receivables), the sale is non-recourse to the Loan Parties and their Subsidiaries and (4) the Receivables Counterparty collects all proceeds of such sold Applicable Customer Receivables directly from the applicable customer.
Receivables Transaction Amount: the cash purchase price paid by the Receivables Counterparty in connection with its purchase of Applicable Customer Receivables.
B.    Section 8.7.2 (Sales and Other Dispositions) of the Credit Agreement shall be amended by deleting the word “and” at the end of clause (i) thereof, replacing the period with “; and” at the end of clause (j) thereof and adding the following new clause (k):
(k) Permitted Vendor Financing Dispositions so long as the aggregate Receivables Transaction Amount in any calendar month shall not exceed $100,000,000.
C.    The first sentence of Section 2.1.9(c) (Mandatory Prepayments) of the Credit Agreement shall be amended in its entirety to read as follows:
At any time that Parent or any of its Subsidiaries sells, transfers or otherwise disposes of any of its assets or property (other than dispositions permitted under clauses (a), (b), (c), (d), (f), (g), (h), (j) and (k) of Subsection 8.7.2 (Sales and Other Dispositions) or contemplated by clause (b) above), the Borrower shall promptly prepay such amount of the Loans as is equal to the net cash proceeds of such disposition.

D.    Section 11.16.3 (Partial Release of Security) of the Credit Agreement shall be amended to add the following sentence after the last sentence thereof:
Without limiting the foregoing, each Lender authorizes the Administrative Agent to execute any lien release or other document reasonably customary for the sale of receivables in connection with a Permitted Vendor Financing Disposition.

2.11	Integer Supply Chain Payables Programs.
A.    The definition of “Banking Services” and “Secured Obligations” in Section 1.1 (Defined Terms) of the Credit Agreement shall be amended and restated in their entirety as follows:
Banking Services: each and any of the following bank services provided to any Loan Party by the Administrative Agent, a Lender, the Issuing Bank or an Affiliate of the foregoing: (a) commercial credit cards and purchasing cards, (b) stored value cards, (c) treasury and/or cash management services (including controlled disbursement, automated clearinghouse transactions, return items, overdrafts and interstate depository network services) and (d) supply chain financing services including, without limitation, accounts payable settlement services or trade payable financing programs; provided, that the Borrower and any such bank services provider shall have designated such bank services as “Banking Services” in writing to the Administrative Agent, which designation, in the case of any such Affiliate, shall contain an acknowledgement by such Affiliate of the exculpatory and indemnification provisions herein in favor of the Administrative Agent.
Secured Obligations: collectively, (a) the Obligations, (b) any Banking Services Obligations and (c) obligations of any Loan Party under or arising out of Swap Agreements with any Swap Party (including the Swap Obligations identified in Schedule 5.26(b)) from time to time but excluding Excluded Swap Obligations; provided, however, that the amount of Secured Obligations that consist of Banking Services Obligations arising in connection with subsection (d) of the definition of Banking Services shall be limited to $30,000,000 outstanding at any one time.

SECTION III.	CONDITIONS TO EFFECTIVENESS
This Amendment shall become effective only upon, and the obligation of the New Term B Lenders shall be subject to, the satisfaction or waiver of all of the following conditions precedent (the date of satisfaction or waiver of such conditions being referred to herein as the “Sixth Amendment Effective Date”):
A.    Borrowing Notice. The Administrative Agent shall have received a duly completed borrowing notice for the New Term B Loans.
B.    Execution. The Administrative Agent shall have received (i) a counterpart signature page of this Amendment duly executed by each Loan Party and a counterpart signature page of this Amendment and the Lender New Commitment, as applicable, duly executed by each New Term B Lender and (ii) with respect to the amendments set forth in Section 2.7 through 2.11 above only, the executed Fifth Amendment which shall have become effective in accordance with the terms thereof prior to or substantially concurrently with the Sixth Amendment Effective Date.

C.    Opinion. The Administrative Agent shall have received a written opinion (addressed to the Administrative Agent and the Lenders and dated the Sixth Amendment Effective Date) of Hodgson Russ LLP, counsel to the Borrower and the other Loan Parties in form and substance reasonably satisfactory to the Administrative Agent. Each Loan Party hereby requests Hodgson Russ LLP to deliver such opinion.
D.    Fees, Interest and Expenses. (i) Each of the Administrative Agent and Arranger shall have received all fees, premium (if any) and other amounts accrued (whether or not otherwise due and payable on or prior to the Sixth Amendment Effective Date) including, reimbursement or payment of all out-of-pocket expenses (including reasonable fees, charges and disbursements of counsel) required to be reimbursed or paid by any Loan Party under any Loan Document, and including, without limitation, any amounts previously agreed in writing by the Arranger (or any of its affiliates) and the Borrower and (ii) the entire aggregate principal amount of the Term B Loans outstanding immediately prior to the Sixth Amendment Effective Date and all accrued interest, fees, premiums and other amounts (including any amounts pursuant to Section 11.14) in connection therewith shall have been (or shall be deemed to have been) repaid in full in a manner reasonably satisfactory to the Administrative Agent and all Interest Periods in respect of thereof shall have been terminated.
E.    Refinancing Term Notice. The Administrative Agent shall have received a Refinancing Term Notice in accordance with Section 2.19.1 of the Credit Agreement.
F.    Secretary’s Certificate. The Administrative Agent shall have received such resolutions, certificates of good standing, other certificates of Responsible Officers of the Borrower and Parent and such other documentation as the Administrative Agent shall reasonably request.
G.    Officer’s Certificate. The Administrative Agent shall have received a certificate of a financial officer of the Borrower dated the Sixth Amendment Effective Date certifying that (A) the representations and warranties set forth in Section IV of this Amendment shall be true and correct in all respects (or in all material respects if any such representation or warranty is not by its terms already qualified as to materiality) as of the Sixth Amendment Effective Date as if made on and as of such date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all respects (or in all material respects if any such representation or warranty is not by its terms already qualified as to materiality) as of such earlier date and (B) no Default or Event of Default shall have occurred and be continuing.
H.    Beneficial Ownership Certification. The Administrative Agent and the New Term B Lenders shall have received at least three business days prior to the Sixth Amendment Effective Date, a certification regarding beneficial ownership in relation to the Borrower as required by 31 C.F.R. § 1010.230.
Notwithstanding any other provisions of this Amendment to the contrary, the Administrative Agent may appoint a fronting lender to act as the sole Additional Term B Lender for purposes of facilitating funding on the Sixth Amendment Effective Date. Accordingly, any signature page hereto submitted by or on behalf of an Additional Term B Lender other than such fronting lender will be deemed ineffective unless accepted by the Administrative Agent in its sole discretion.

SECTION IV.	REPRESENTATIONS AND WARRANTIES
In order to induce the Term B Lenders to enter into this Amendment and to amend the Credit Agreement in the manner provided herein, each of Parent and the Borrower hereby represents and warrants to the Administrative Agent and each Term B Lender, as of the Sixth Amendment Effective Date that, before and after giving effect to this Amendment, the following statements are true and correct in all material respects:
A.    Power; Authorization.
(i)    Each Loan Party has the power and authority to execute, deliver and perform this Amendment and the Credit Agreement, as amended by this Amendment (the “Amended Agreement”) and the other Loan Documents to which it is a party. Each Loan Party has taken all necessary action to authorize the execution, delivery and performance of this Amendment, the Amended Agreement and the other Loan Documents to which it is a party.
(ii)    No consent or authorization of, or filing with, any Person (including, without limitation, any Governmental Authority) is required in connection with the execution, delivery and performance by any Loan Party, or the validity or enforceability in accordance with its terms against any Loan Party, of this Amendment, the Amended Agreement and the other Loan Documents to which it is a party except for (i) such consents, authorizations and filings which have been obtained and are in full force and effect, (ii) such consents, authorizations and filings which the failure to obtain or perform, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Change, (iii) authorizations and filings required by applicable securities laws in connection with the exercise of remedies with respect to pledged investment property and (iv) such filings as are necessary to perfect the Liens of the Lenders created pursuant to the Loan Documents.
B.    Enforceability. This Amendment has been duly executed and delivered by each of the Loan Parties and constitutes the legal, valid and binding obligation of each Loan Party, and is enforceable against each Loan Party in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).
C.    Incorporation of Representations and Warranties from Credit Agreement. The representations and warranties contained in Section 5 of the Amended Agreement are and will be true and correct in all material respects on and as of the Sixth Amendment Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true and correct in all material respects on and as of such earlier date.
D.    Absence of Default. No Default or Event of Default has occurred and is continuing or will result from this Amendment.
E.    Beneficial Ownership Certification. The certification regarding beneficial ownership in relation to the Borrower as required by 31 C.F.R. § 1010.230 and delivered pursuant to Section III(H) is true and correct in all respects.

SECTION V.	REAFFIRMATION OF GUARANTEES AND SECURITY INTERESTS
Each Loan Party hereby acknowledges its receipt of a copy of this Amendment and its review of the terms and conditions hereof and hereby confirms and consents to the terms and conditions of this Amendment and the transactions contemplated thereby, including the extension of New Term B Loans. In addition, for the benefit of the Administrative Agent on behalf of the Secured Parties (including, without limitation, the New Term B Lenders), each Loan Party hereby (a) affirms and confirms its guarantees, pledges, grants and other undertakings under the Credit Agreement and the other Loan Documents to which it is a party, (b) agrees that (i) each Loan Document to which it is a party shall continue to be in full force and effect and (ii) all guarantees, pledges, grants and other undertakings thereunder shall continue to be in full force and effect and shall accrue to the benefit of the Secured Parties, including the New Term B Lenders, and (c) acknowledges that from and after the date hereof, all New Term B Loans shall be deemed to be Obligations. Nothing herein can or may be construed as a novation of the Credit Agreement or any other Loan Document.

SECTION VI.	RATIFICATION
This Amendment and the Credit Agreement and each amendment, waiver or other modification to the Loan Documents set forth or contemplated herein and therein shall be deemed to be effective pursuant to 2.19.1 of the Credit Agreement.

SECTION VII.	MISCELLANEOUS
A.    Reference to and Effect on the Credit Agreement and the Other Loan Documents.
(i)    On and after the Sixth Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended by this Amendment.
(ii)    Except as specifically amended by this Amendment, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.
(iii)    This Amendment shall constitute a “Loan Document” for all purposes of the Credit Agreement and shall be administered and construed pursuant to the terms of the Credit Agreement.
(iv)    The execution, delivery and performance of this Amendment shall not constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of any Agent or Lender under any Loan Document.
(v)    It is the intent of the parties hereto that this Agreement not constitute a novation of the obligations and liabilities existing under the Credit Agreement. Except as expressly set forth herein, this Amendment (i) shall not by implication or otherwise limit, impair, constitute a novation or waiver of or otherwise affect the rights and remedies of the Lenders, the Administrative Agent or the Loan Parties under the Credit Agreement or any other Loan Document, and (ii) shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of the Credit Agreement or any other Loan Document.
B.    Limitation of Amendment and Waiver. Except as expressly set forth herein, the terms, provisions and conditions of the Credit Agreement and the other Loan Documents shall remain in full force and effect and in all other respects are hereby ratified and confirmed. Nothing herein shall be deemed to entitle the Borrower to a further consent to, or a further waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances.

C.    Headings. The descriptive headings of the several sections of this Amendment are inserted for convenience only and shall not affect the meaning or construction of any of the provisions of this Amendment.
D.    Applicable Law. THIS AMENDMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AMENDMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW).
E.    Severability. Every provision of this Amendment is intended to be severable. If any term or provision of this Amendment shall be invalid, illegal or unenforceable for any reason, the validity, legality and enforceability of the remaining provisions shall not be affected or impaired thereby. Any invalidity, illegality or unenforceability of any term or provision of this Amendment in any jurisdiction shall not affect the validity, legality or enforceability of any such term or provision in any other jurisdiction.
F.    Counterparts. This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Amendment.
G.    Status. Each party hereto acknowledges and agrees that the New Term B Loans constitute “Refinancing Term B Indebtedness” under the Credit Agreement and the refinancing of the Term B Loans as contemplated hereby is permitted under Section 2.19.1 of the Credit Agreement.
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INTEGER HOLDINGS CORPORATION,
as Parent
By: /s/ Tom P. Thomas
Name: Tom P. Thomas
Title: Vice President & Corporate Controller

GREATBATCH LTD.,
as the Borrower

By: /s/ Tom P. Thomas
Name: Tom P. Thomas
Title: Vice President & Corporate Controller

GBV, LLC, as a Loan Party

By: /s/ Tom P. Thomas
Name: Tom P. Thomas
Title: President

ELECTROCHEM SOLUTIONS, INC., as a Loan Party
By: /s/ Tom P. Thomas
Name: Tom P. Thomas
Title: Vice President & Corporate Controller

LAKE REGION MEDICAL, INC., as a Loan Party
By: /s/ Tom P. Thomas
Name: Tom P. Thomas
Title: Vice President & Corporate Controller

LAKE REGION MANUFACTURING, INC., as a Loan Party
By: /s/ Tom P. Thomas
Name: Tom P. Thomas
Title: Vice President & Corporate Controller

Greatbatch – Amendment No. 6 to Credit Agreement

ACCELLENT LLC, as a Loan Party
By: /s/ Tom P. Thomas
Name: Tom P. Thomas
Title: Vice President & Corporate Controller

VENUSA, LTD., as a Loan Party
By: /s/ Tom P. Thomas
Name: Tom P. Thomas
Title: Vice President & Corporate Controller

Greatbatch – Amendment No. 6 to Credit Agreement

IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Amendment as of the date first written above.

ADDITIONAL TERM B LENDER:

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as a New Term B Lender
By: /s/ Judith Smith
Name: JUDITH SMITH
Title: AUTHORIZED SIGNATORY

By: /s/ Lingzi Huang
Name: Lingzi Huang
Title: Authorized Signatory

Greatbatch – Amendment No. 6 to Credit Agreement

CREDIT SUISSE LOAN FUNDING LLC,
as Arranger

By: /s/ Michael Rutherford
Name: Michael Rutherford
Title: Managing Director

Greatbatch – Amendment No. 6 to Credit Agreement

CONTINUING TERM B LENDERS:

On file with the Administrative Agent.

Greatbatch – Amendment No. 6 to Credit Agreement

Consented to by:

MANUFACTURERS AND TRADERS TRUST COMPANY, as Administrative Agent
By: /s/ Michael J. Prendergast
Name: Michael J. Prendergast
Title: Vice President

Schedule 2.6 to Amendment No. 6 to Credit Agreement

Lender	Term B Loan Commitment
On file with the Administrative Agent.
TOTAL	$563,285,937.50

Greatbatch – Amendment No. 6 to Credit Agreement